Exhibit 99

Snap-on Announces Third Quarter 2022 Results

Sales of $1,102.5 million up 6.2% from Q3 2021, organic sales up 10.4%;

Operating margin before financial services of 20.3% improves 90 basis points;

Diluted EPS of $4.14 increases 16.0% from Q3 2021

KENOSHA, Wis.--(BUSINESS WIRE)--October 20, 2022--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2022.

  Net sales of $1,102.5 million in the third quarter of 2022 increased $64.8 million, or 6.2%, from 2021 levels, reflecting a $103.9 million, or 10.4%, organic sales gain, partially offset by $39.1 million of unfavorable foreign currency translation.
  Operating earnings before financial services for the quarter of $223.5 million compared to $201.3 million in 2021. As a percentage of net sales, operating earnings before financial services of 20.3% in the third quarter improved 90 basis points from 19.4% last year.
  Financial services revenue of $87.3 million in the quarter was unchanged from 2021; financial services operating earnings of $66.4 million compared to $70.6 million last year.
  Consolidated operating earnings for the quarter of $289.9 million, or 24.4% of revenues (net sales plus financial services revenue), compared to $271.9 million, or 24.2% of revenues, last year.
  The third quarter effective income tax rate was 21.6% in 2022 and 23.7% in 2021.
  Net earnings in the quarter of $223.9 million, or $4.14 per diluted share, compared to net earnings of $196.2 million, or $3.57 per diluted share, a year ago.

See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.

“We’re encouraged by our third quarter as it further demonstrates the momentum we’ve maintained in sales, in profitability, and in earnings throughout these ongoing periods of varied turbulence,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Achieved despite the uncertainties, we believe this period’s performance confirms the resilience of our markets, reflects the considerable capabilities of our experienced team, and illustrates the diverse opportunities along our runways for growth, as evidenced by our continuing sales gains over the pre-pandemic levels of 2019, reaching 22.3% as reported, or 22.8% organically. At the same time, we continue to leverage our Snap-on Value Creation Processes to maintain and further extend our ongoing advantages in our people, in our brands and, importantly, in our products. In that regard, we were again honored with awards from both Motor Magazine and Professional Tool & Equipment News, reflecting our strong commitment to customer connection and exhibiting our ability to translate the insights gained into the winning innovations that helped drive our significant progress. Finally, I want to thank our franchisees and associates for their notable contributions, for their unwavering dedication, and for their firm confidence in the abundant prospects that mark our future.”

Segment Results

Commercial & Industrial Group segment net sales of $356.8 million in the quarter compared to $351.4 million last year, reflecting a $26.2 million, or 7.9%, organic sales gain, partially offset by $20.8 million of unfavorable foreign currency translation. The organic increase is primarily due to higher activity in the segment’s Asia Pacific operations and specialty tools business, as well as from gains in sales to customers in critical industries.

Operating earnings of $52.3 million in the period, including $2.1 million of unfavorable foreign currency effects, compared to $53.6 million in 2021. The operating margin (operating earnings as a percentage of segment net sales) of 14.7% compared to 15.3% a year ago.

Snap-on Tools Group segment net sales of $496.6 million in the quarter compared to $471.4 million last year, reflecting a $34.1 million, or 7.4%, organic sales gain, partially offset by $8.9 million of unfavorable foreign currency translation. The organic increase is comprised of higher sales in the U.S. franchise business, partially offset by a decrease in the segment’s international operations.

Operating earnings of $102.2 million in the quarter, including $4.2 million of unfavorable foreign currency effects, compared to $98.2 million in 2021. The operating margin of 20.6% compared to 20.8% last year.

Repair Systems & Information Group segment net sales of $414.0 million in the quarter compared to $364.4 million last year, reflecting a $60.8 million, or 17.2%, organic sales increase, partially offset by $11.2 million of unfavorable foreign currency translation. The organic gain included higher activity with OEM dealerships, increased sales of undercar equipment, and higher sales of diagnostics and repair information products to independent repair shop owners and managers.

Operating earnings of $95.4 million in the period, including $0.6 million of favorable foreign currency effects, compared to $83.3 million in 2021. The operating margin of 23.0% compared to 22.9% a year ago.

Financial Services operating earnings of $66.4 million on revenue of $87.3 million in the quarter compared to operating earnings of $70.6 million on revenue of $87.3 million a year ago. Originations of $300.2 million in the third quarter increased $30.9 million, or 11.5%, from 2021 levels.

Corporate expenses in the third quarter of $26.4 million compared to $33.8 million last year.

Outlook

COVID-19 and its subsequent variants, as well as supply chain inefficiencies, continue to impact economic activity worldwide in 2022. The company believes that our markets and our operations possess and, indeed, have demonstrated considerable resilience against the impact of the virus and that there will be ongoing advancement even in the midst of the turbulence. The trajectory, however, may be uncertain due to the evolving nature of the situation.

Snap-on expects to make continued progress in 2022 along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure can be high. In pursuit of these initiatives, the company anticipates that capital expenditures in 2022 will be in a range of $90 million to $100 million, of which $61.5 million was incurred in the first nine months of the year. Snap-on continues to respond to the global macroeconomic challenges through its Rapid Continuous Improvement (RCI) process and other cost reduction initiatives.

Snap-on currently anticipates that its full year 2022 effective income tax rate will be in the range of 23% to 24%.

Conference Call and Webcast on October 20, 2022, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 20, 2022, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.

Non-GAAP Measures

References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer, and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.25 billion in 2021, and is headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 1, 2022, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED Condensed Consolidated Statements of Earnings (Amounts in millions, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021

Net sales	$1,102.5	$1,037.7	$3,336.9	$3,143.7
Cost of goods sold	(569.9)	(517.0)	(1,716.5)	(1,566.3)
Gross profit	532.6	520.7	1,620.4	1,577.4
Operating expenses	(309.1)	(319.4)	(927.2)	(958.1)
Operating earnings before financial services	223.5	201.3	693.2	619.3

Financial services revenue	87.3	87.3	261.4	262.8
Financial services expenses	(20.9)	(16.7)	(59.3)	(58.0)
Operating earnings from financial services	66.4	70.6	202.1	204.8

Operating earnings	289.9	271.9	895.3	824.1
Interest expense	(11.8)	(13.2)	(35.1)	(41.8)
Other income (expense) – net	13.1	3.7	30.7	11.4
Earnings before income taxes and equity earnings	291.2	262.4	890.9	793.7
Income tax expense	(61.7)	(60.9)	(201.5)	(182.9)
Earnings before equity earnings	229.5	201.5	689.4	610.8
Equity earnings, net of tax	—	—	—	1.5
Net earnings	229.5	201.5	689.4	612.3
Net earnings attributable to noncontrolling interests	(5.6)	(5.3)	(16.6)	(15.5)
Net earnings attributable to Snap-on Inc.	$223.9	$196.2	$672.8	$596.8

Net earnings per share attributable to Snap-on Inc.:
Basic	$4.21	$3.65	$12.62	$11.05
Diluted	4.14	3.57	12.41	10.83

Weighted-average shares outstanding:
Basic	53.2	53.8	53.3	54.0
Effect of dilutive securities	0.9	1.1	0.9	1.1
Diluted	54.1	54.9	54.2	55.1

SNAP-ON INCORPORATED Supplemental Segment Information (Amounts in millions) (unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021
Net sales:
Commercial & Industrial Group	$356.8	$351.4	$1,056.0	$1,047.6
Snap-on Tools Group	496.6	471.4	1,529.3	1,433.8
Repair Systems & Information Group	414.0	364.4	1,229.0	1,110.6
Segment net sales	1,267.4	1,187.2	3,814.3	3,592.0
Intersegment eliminations	(164.9)	(149.5)	(477.4)	(448.3)
Total net sales	1,102.5	1,037.7	3,336.9	3,143.7
Financial Services revenue	87.3	87.3	261.4	262.8
Total revenues	$1,189.8	$1,125.0	$3,598.3	$3,406.5

Operating earnings:
Commercial & Industrial Group	$52.3	$53.6	$149.7	$159.8
Snap-on Tools Group	102.2	98.2	342.6	300.6
Repair Systems & Information Group	95.4	83.3	282.7	251.4
Financial Services	66.4	70.6	202.1	204.8
Segment operating earnings	316.3	305.7	977.1	916.6
Corporate	(26.4)	(33.8)	(81.8)	(92.5)
Operating earnings	289.9	271.9	895.3	824.1
Interest expense	(11.8)	(13.2)	(35.1)	(41.8)
Other income (expense) – net	13.1	3.7	30.7	11.4
Earnings before income taxes and equity earnings	$291.2	$262.4	$890.9	$793.7

SNAP-ON INCORPORATED Condensed Consolidated Balance Sheets (Amounts in millions) (unaudited)

	October 1,	January 1,
	2022	2022
Assets
Cash and cash equivalents	$759.3	$780.0
Trade and other accounts receivable – net	739.0	682.3
Finance receivables – net	558.0	542.3
Contract receivables – net	112.8	110.4
Inventories – net	955.1	803.8
Prepaid expenses and other assets	145.4	134.6
Total current assets	3,269.6	3,053.4

Property and equipment – net	490.1	518.2
Operating lease right-of-use assets	52.0	51.9
Deferred income tax assets	66.3	49.5
Long-term finance receivables – net	1,129.3	1,114.0
Long-term contract receivables – net	376.0	378.2
Goodwill	1,010.6	1,116.5
Other intangibles – net	271.3	301.7
Other assets	170.3	176.3
Total assets	$6,835.5	$6,759.7

Liabilities and Equity
Notes payable	$17.7	$17.4
Accounts payable	305.3	277.6
Accrued benefits	60.5	67.4
Accrued compensation	86.0	114.8
Franchisee deposits	83.3	80.7
Other accrued liabilities	440.7	424.3
Total current liabilities	993.5	982.2

Long-term debt	1,183.6	1,182.9
Deferred income tax liabilities	93.7	122.7
Retiree health care benefits	28.9	31.1
Pension liabilities	70.5	104.9
Operating lease liabilities	36.5	34.2
Other long-term liabilities	89.3	97.9
Total liabilities	2,496.0	2,555.9

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	493.6	472.7
Retained earnings	6,144.0	5,699.9
Accumulated other comprehensive loss	(582.3)	(343.9)
Treasury stock at cost	(1,805.5)	(1,714.2)
Total shareholders' equity attributable to Snap-on Inc.	4,317.2	4,181.9
Noncontrolling interests	22.3	21.9
Total equity	4,339.5	4,203.8
Total liabilities and equity	$6,835.5	$6,759.7

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Three Months Ended
	October 1,	October 2,
	2022	2021
Operating activities:
Net earnings	$229.5	$201.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17.2	18.5
Amortization of other intangibles	7.2	6.4
Provision for losses on finance receivables	9.5	5.8
Provision for losses on non-finance receivables	4.6	4.4
Stock-based compensation expense	8.1	9.5
Deferred income tax benefit	(7.0)	(0.6)
(Gain) loss on sales of assets	(0.1)	0.1
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(36.6)	(19.4)
Contract receivables	(21.7)	(16.7)
Inventories	(100.4)	(38.5)
Prepaid expenses and other assets	(4.5)	4.3
Accounts payable	4.4	(11.2)
Accruals and other liabilities	19.7	22.3
Net cash provided by operating activities	129.9	186.4

Investing activities:
Additions to finance receivables	(234.1)	(208.1)
Collections of finance receivables	195.9	200.5
Capital expenditures	(20.0)	(16.2)
Acquisitions of businesses, net of cash acquired	—	(3.9)
Disposals of property and equipment	0.2	0.2
Other	0.1	(2.2)
Net cash used by investing activities	(57.9)	(29.7)

Financing activities:
Repayment of long-term debt	—	(250.0)
Net increase (decrease) in other short-term borrowings	(0.2)	0.1
Cash dividends paid	(75.7)	(66.3)
Purchases of treasury stock	(50.2)	(66.5)
Proceeds from stock purchase and option plans	12.2	3.6
Other	(6.8)	(6.7)
Net cash used by financing activities	(120.7)	(385.8)

Effect of exchange rate changes on cash and cash equivalents	(4.9)	(1.3)
Decrease in cash and cash equivalents	(53.6)	(230.4)

Cash and cash equivalents at beginning of period	812.9	965.9
Cash and cash equivalents at end of period	$759.3	$735.5

Supplemental cash flow disclosures:
Cash paid for interest	$(13.9)	$(19.6)
Net cash paid for income taxes	(58.2)	(60.6)

SNAP-ON INCORPORATED Condensed Consolidated Statements of Cash Flows (Amounts in millions) (unaudited)

	Nine Months Ended
	October 1,	October 2,
	2022	2021
Operating activities:
Net earnings	$689.4	$612.3
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	53.9	56.4
Amortization of other intangibles	21.6	18.7
Provision for losses on finance receivables	24.9	23.7
Provision for losses on non-finance receivables	11.3	12.5
Stock-based compensation expense	25.6	33.3
Deferred income tax provision (benefit)	(14.1)	3.4
(Gain) loss on sales of assets	(3.0)	1.5
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(110.3)	(23.4)
Contract receivables	(11.3)	(12.2)
Inventories	(223.8)	(54.6)
Prepaid expenses and other assets	(27.9)	(10.0)
Accounts payable	46.5	48.3
Accruals and other liabilities	(18.2)	34.0
Net cash provided by operating activities	464.6	743.9

Investing activities:
Additions to finance receivables	(703.7)	(662.6)
Collections of finance receivables	622.1	648.4
Capital expenditures	(61.5)	(53.8)
Acquisitions of businesses, net of cash acquired	0.5	(199.7)
Disposals of property and equipment	4.4	1.6
Other	(0.1)	(0.5)
Net cash used by investing activities	(138.3)	(266.6)

Financing activities:
Repayment of long-term debt	—	(250.0)
Net increase in other short-term borrowings	2.6	3.0
Cash dividends paid	(227.1)	(199.7)
Purchases of treasury stock	(132.8)	(355.8)
Proceeds from stock purchase and option plans	41.4	158.4
Other	(23.3)	(20.6)
Net cash used by financing activities	(339.2)	(664.7)

Effect of exchange rate changes on cash and cash equivalents	(7.8)	(0.5)
Decrease in cash and cash equivalents	(20.7)	(187.9)

Cash and cash equivalents at beginning of year	780.0	923.4
Cash and cash equivalents at end of period	$759.3	$735.5

Supplemental cash flow disclosures:
Cash paid for interest	$(36.3)	$(47.5)
Net cash paid for income taxes	(187.4)	(187.2)

Non-GAAP Supplemental Data

The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and "Financial Services" businesses.

The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostic and equipment products, software and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021

Net sales	$1,102.5	$1,037.7	$—	$—
Cost of goods sold	(569.9)	(517.0)	—	—
Gross profit	532.6	520.7	—	—
Operating expenses	(309.1)	(319.4)	—	—
Operating earnings before financial services	223.5	201.3	—	—

Financial services revenue	—	—	87.3	87.3
Financial services expenses	—	—	(20.9)	(16.7)
Operating earnings from financial services	—	—	66.4	70.6

Operating earnings	223.5	201.3	66.4	70.6
Interest expense	(11.7)	(13.2)	(0.1)	—
Intersegment interest income (expense) – net	14.7	13.6	(14.7)	(13.6)
Other income (expense) – net	13.0	3.7	0.1	—
Earnings before income taxes and equity earnings	239.5	205.4	51.7	57.0
Income tax expense	(48.4)	(47.1)	(13.3)	(13.8)
Earnings before equity earnings	191.1	158.3	38.4	43.2
Financial services – net earnings attributable to Snap-on	38.4	43.2	—	—
Net earnings	229.5	201.5	38.4	43.2
Net earnings attributable to noncontrolling interests	(5.6)	(5.3)	—	—
Net earnings attributable to Snap-on	$223.9	$196.2	$38.4	$43.2

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings (Amounts in millions) (unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021

Net sales	$3,336.9	$3,143.7	$—	$—
Cost of goods sold	(1,716.5)	(1,566.3)	—	—
Gross profit	1,620.4	1,577.4	—	—
Operating expenses	(927.2)	(958.1)	—	—
Operating earnings before financial services	693.2	619.3	—	—

Financial services revenue	—	—	261.4	262.8
Financial services expenses	—	—	(59.3)	(58.0)
Operating earnings from financial services	—	—	202.1	204.8

Operating earnings	693.2	619.3	202.1	204.8
Interest expense	(35.0)	(41.7)	(0.1)	(0.1)
Intersegment interest income (expense) – net	44.5	42.8	(44.5)	(42.8)
Other income (expense) – net	30.5	11.3	0.2	0.1
Earnings before income taxes and equity earnings	733.2	631.7	157.7	162.0
Income tax expense	(160.9)	(142.8)	(40.6)	(40.1)
Earnings before equity earnings	572.3	488.9	117.1	121.9
Financial services – net earnings attributable to Snap-on	117.1	121.9	—	—
Equity earnings, net of tax	—	1.5	—	—
Net earnings	689.4	612.3	117.1	121.9
Net earnings attributable to noncontrolling interests	(16.6)	(15.5)	—	—
Net earnings attributable to Snap-on	$672.8	$596.8	$117.1	$121.9

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets (Amounts in millions) (unaudited)

	Operations*		Financial Services
	October 1,	January 1,	October 1,	January 1,
	2022	2022	2022	2022
Assets
Cash and cash equivalents	$759.2	$779.9	$0.1	$0.1
Intersegment receivables	13.2	12.5	—	—
Trade and other accounts receivable – net	738.4	681.7	0.6	0.6
Finance receivables – net	—	—	558.0	542.3
Contract receivables – net	5.8	6.4	107.0	104.0
Inventories – net	955.1	803.8	—	—
Prepaid expenses and other assets	150.0	136.8	5.2	7.4
Total current assets	2,621.7	2,421.1	670.9	654.4

Property and equipment – net	488.3	516.5	1.8	1.7
Operating lease right-of-use assets	50.5	50.0	1.5	1.9
Investment in Financial Services	354.9	350.6	—	—
Deferred income tax assets	45.2	26.5	21.1	23.0
Intersegment long-term notes receivable	590.8	570.1	—	—
Long-term finance receivables – net	—	—	1,129.3	1,114.0
Long-term contract receivables – net	9.3	9.7	366.7	368.5
Goodwill	1,010.6	1,116.5	—	—
Other intangibles – net	271.3	301.7	—	—
Other assets	182.9	188.6	0.2	0.1
Total assets	$5,625.5	$5,551.3	$2,191.5	$2,163.6

Liabilities and Equity
Notes payable	$17.7	$17.4	$—	$—
Accounts payable	303.9	276.6	1.4	1.0
Intersegment payables	—	—	13.2	12.5
Accrued benefits	60.4	67.4	0.1	—
Accrued compensation	83.0	110.9	3.0	3.9
Franchisee deposits	83.3	80.7	—	—
Other accrued liabilities	421.2	407.1	29.3	26.8
Total current liabilities	969.5	960.1	47.0	44.2

Long-term debt and intersegment long-term debt	—	—	1,774.4	1,753.0
Deferred income tax liabilities	93.7	122.7	—	—
Retiree health care benefits	28.9	31.1	—	—
Pension liabilities	70.5	104.9	—	—
Operating lease liabilities	35.3	32.5	1.2	1.7
Other long-term liabilities	88.1	96.2	14.0	14.1
Total liabilities	1,286.0	1,347.5	1,836.6	1,813.0

Total shareholders' equity attributable to Snap-on	4,317.2	4,181.9	354.9	350.6
Noncontrolling interests	22.3	21.9	—	—
Total equity	4,339.5	4,203.8	354.9	350.6
Total liabilities and equity	$5,625.5	$5,551.3	$2,191.5	$2,163.6

* Snap-on with Financial Services presented on the equity method.

Contacts

Investors:
Sara Verbsky
262/656-4869

Media:
Samuel Bottum
262/656-5793